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                                                              EXHIBIT 10 (a)(3)

                              CONSULTING AGREEMENT

DATE:    December 31, 2002

PARTIES: Peter F. Secchia                   Universal Forest Products, Inc.
         2833 Bonnell SE                   (and its affiliates and subsidiaries)
         Grand Rapids, MI 49546             2801 East Beltline NE
                                            Grand Rapids, MI 49525
        (herein the "Advisor")             (herein "UFP")


PURPOSE OF THE AGREEMENT.

         Advisor has served the Company for many years as its Senior Executive Officer and presently serves as Chairman of the Board of Directors. Advisor's leadership has been an important force in the success, growth and prosperity of UFP.

         Advisor intends to retire as an officer of UFP as of December 31, 2002. UFP wishes to continue to utilize the experience, ability and skills of Advisor as an advisor and consultant following his retirement. Advisor has agreed to (1) provide those services upon the terms and conditions set forth in this Agreement, and (2) restrict his services from being provided to any competitors of UFP.

         The Parties agree as follows:

SECTION 1. RETENTION OF ADVISOR.

         1.1 EFFECTIVE DATE. Effective January 1, 2003 (herein the "Effective Date") and during the term Consulting Term, UFP shall retain Advisor as an independent contractor and consultant. Advisor accepts such consulting relationship upon the terms and conditions set forth in this Agreement.

         1.2 SERVICES. Advisor agrees to provide business leadership, management, and investor relations consulting services, as requested by senior management or the Board of Directors of UFP, for the exclusive benefit of UFP. Advisor shall perform such consulting services faithfully for UFP during the term of this Agreement. Advisor agrees to serve as Chairman of the Board of UFP, without additional compensation, until at least December 31, 2003, and as requested by the Board of Directors thereafter.

         1.3 PROVISION OF SERVICES. Advisor agrees to submit recommendations to the Chief Executive Officer and Board of Directors of UFP regarding business leadership, management, and investor relations, and such other aspects of the business of UFP as he,





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in his professional judgment and discretion, deems appropriate. Advisor shall also provide specific consultation and recommendations on particular issues or areas, as submitted to him by senior management or the Board of Directors of UFP. Advisor shall, in providing these services, exercise autonomy in determining the means and methods of accomplishing the result. If at any time during the Consulting Term, Advisor engages in other full time employment, Advisor shall not be deemed to be in breach of this Agreement, but unless such employment consists of the Advisor providing services to one or more (a) charitable or non-profit organizations, or (b) Advisor's family-owned for profit entities, including corporations, trusts, partnerships, or LLC's, the Consulting Term shall terminate and UFP shall have no further obligations under this Agreement other than with respect to its obligations under the Nondisclosure and Non-Compete Agreement ("Non-Compete Agreement"). Notwithstanding the foregoing, subject to the Non-Compete Agreement, during the Consulting Term, Advisor may provide part-time services to third parties, including serving as a member of the board of directors of any such party. For purposes of this Agreement, full-time employment shall mean Advisor working in a position or positions, other than with UFP, which require Advisor to devote substantially all of a standard forty (40) hour work week.

         1.4 PERSONAL SERVICES. Advisor agrees that this Consulting Agreement is for the personal services of the Advisor, based on his significant experience with the industry and his forty (40) years of service to UFP. Advisor may, at his discretion and expense, hire others to assist him in fulfilling his obligations under this Agreement, but he may not substitute or assign his responsibilities on this Agreement to others without the written approval of UFP.

SECTION 2. CONSULTING FEE AND EXPENSE REIMBURSEMENT.

         2.1 CONSULTING FEE. In full satisfaction for any and all consulting services rendered by Advisor for UFP during the Consulting Term under this Agreement, UFP shall pay Advisor a monthly consulting fee of Sixteen Thousand Six Hundred Sixty Seven Dollars ($16,667.00).

         2.2 INCENTIVE PAYMENT. If the Board of Directors, in its discretion, believes the services provided by Advisor have substantially improved the performance of UFP during the term of this Agreement, Advisor will be eligible for an incentive payment of up to One Hundred Thousand Dollars ($100,000.00) per year. The Board of Directors shall make an annual determination of the amount, if any, of the incentive payment.

         2.3 OTHER COMPENSATION AND FRINGE BENEFIT. Except as set forth in
Section 3 of this Agreement, Advisor shall not receive any other payments from UFP, nor shall Advisor or any individual with whom he contracts to assist in the providing of services under this Agreement be eligible to participate in or receive benefits under any UFP fringe benefit programs, including, without limitation, disability, life insurance, and profit sharing benefits.


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SECTION 3.  NATURE OF RELATIONSHIP; EXPENSES.

         3.1 INDEPENDENT CONTRACTOR. Advisor shall be an independent contractor and shall not be an employee, servant, agent, partner, or joint venturer of UFP, or any of its officers, directors, or employees. Except for participation in an executive retirement health plan, if any, provided to other retired executives of UFP, Advisor shall not have the right to or be entitled to any of the employee benefits of UFP except as expressly agreed in writing.

         3.2 INSURANCE AND TAXES. Advisor agrees to arrange for Advisor's own liability, disability, and workers' compensation insurance to cover himself and any of Advisor's employees. Advisor agrees to be responsible for Advisor's own tax obligations accruing as a result of payments for services rendered under this Agreement, as well as for the tax withholding obligations with respect to Advisor's employees, if any. It is expressly understood and agreed by Advisor that should UFP for any reason incur tax liability or charges whatsoever as a result of not making any withholdings from payments for services under this Agreement, Advisor will reimburse and indemnify UFP for the same.

         3.3 BUSINESS EXPENSES. Advisor shall be responsible to pay all expenses incurred to carry out Advisor's duties under this Agreement. These expenses include, without limitation, all office costs, including rent, telephone, utilities, and maintenance; office equipment; travel and entertainment; business leadership meetings; community activities; and event attendance. Advisor or Advisor's consulting entity shall invoice UFP each month for the total of these expenses, and UFP agrees to reimburse Advisor for such expenses in an amount not to exceed Sixteen Thousand Six Hundred Sixty Seven Dollars ($16,667.00) per month. UFP will report this reimbursement on Form 1099 to Advisor or Advisor's consulting entity.

         3.4 EQUIPMENT, TOOLS, EMPLOYEES, AND OVERHEAD. Other than the expense reimbursement provided herein, UFP shall have no obligation to provide equipment or tools needed to provide services under this Agreement, including the salaries of and benefits provided to any employees of Advisor. Advisor shall be responsible for all of Advisor's overhead costs and expenses.

         3.5 USE OF COMPANY AIRCRAFT. Advisor shall be eligible to use up to twenty five (25) flight hours per year on Company aircraft. Such use shall be subject to priority given to Company employees and compliance with all other use requirements. Any usage by Advisor shall be treated as income to Advisor at the applicable IRS rates.



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SECTION 4.  TERM.

         4.1 INITIAL TERM; RENEWAL. Unless otherwise terminated pursuant to the provisions of Section 4.2, the consulting relationship under this Agreement shall commence on the Effective Date and continue in effect until December 31, 2007 (the "Consulting Term"). The Company's Board of Directors, at its sole discretion, may offer an extension of this Agreement for up to two (2) additional one (1) year periods.

         4.2 EARLY TERMINATION. The consulting relationship under this Agreement shall be terminated upon the death or Disability of Advisor, or by written notice from UFP that, in UFP's reasonable determination: (a) Advisor has refused, failed, or is unable to render consulting services under this Agreement; or (b) Advisor has breached any of Advisor's other obligations under this Agreement or the Non-Compete Agreement. If the consulting relationship is terminated for any of the reasons set forth in the preceding sentence, the right of Advisor to the compensation set forth in Section 2 of this Agreement shall cease on the date of such termination, and UFP shall have no further obligation to Advisor under any of the provisions of this Agreement. Disability shall mean a physical or mental injury or illness that totally and permanently renders Advisor unable to perform all of the functions called for under this Agreement.

         4.3 EFFECT OF TERMINATION. Termination of the consulting relationship shall not affect the provisions of the Non-Compete Agreement, which provisions shall survive a termination of this Agreement in accordance with their terms.

SECTION 5.  DESIGNS, INVENTIONS, PATENTS AND COPYRIGHTS.

         5.1 INTELLECTUAL PROPERTY. Advisor and UFP shall agree, at the outset of any project, as to the scope of the project and Advisor's role therein (the "Project Scope"). Advisor shall promptly disclose, grant, and assign to UFP for its sole use and benefit any and all designs, inventions, improvements, technical information, know-how and technology, and suggestions within the Project Scope relating in any way to the products of UFP or capable of beneficial use by customers to whom products or services of UFP are sold or provided, that Advisor may conceive, develop, or acquire while consulting with UFP (whether or not during usual working hours), together with all copyrights, trademarks, design patents, patents, and applications for copyrights, trademarks, divisions of pending patent applications, applications for reissue of patents and specific assignments of such applications that may at any time be granted for or upon any such designs, inventions, improvements, technical information, know-how, or technology (Intellectual Property).



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         5.2 ASSIGNMENTS AND ASSISTANCE. In connection with the rights of UFP to the Intellectual Property, Advisor shall promptly execute and deliver such applications, assignments, descriptions, and other instruments as may be necessary or proper in the opinion of UFP to vest in UFP title to the Intellectual Property and to enable UFP to obtain and maintain the entire right and title to the Intellectual Property throughout the world. Advisor shall also render to UFP, at UFP's expense, such assistance as UFP may require in the prosecution of applications for said patents or reissues thereof, in the prosecution or defense of interferences which may be declared involving any of said applications or patents, and in any litigation in which UFP may be involved relating to the Intellectual Property.

         5.3 COPYRIGHTS. Advisor agrees to, and hereby grants to UFP, title to all copyrightable material first designed, produced, or composed in the course of or pursuant to the performance of work under this Agreement, which material shall be deemed "works made for hire" under Title 17, United States Code,
Section 1.01 of the Copyright Act of 1976. Advisor hereby grants to UFP a royalty-free, nonexclusive, and irrevocable license to reproduce, translate, publish, use, and dispose of, and to authorize others so to do, any and all copyrighted or copyrightable material created by Advisor as a result of work performed under this Agreement but not first produced or composed by Advisor in the performance of this Agreement, provided that the license granted by this paragraph shall be only to the extent Advisor now has, or prior to the completion of work under this Agreement or under any later agreements with UFP relating to similar work may acquire, the right to grant such licenses without UFP becoming liable to pay compensation to others solely because of such grant.

SECTION 6.  REMEDIES.

         Advisor acknowledges and agrees that UFP's remedy at law for a breach or threatened breach of any of the provisions of Section 5 of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by Advisor of any of the provisions of Section 5, Advisor agrees that, in addition to its remedies at law, at UFP's option, all rights of Advisor, and obligations of UFP, under this Agreement may be terminated. UFP shall be entitled to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available. UFP shall not be required to post bond, and Advisor agrees not to oppose UFP's request for equitable relief. Advisor acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Section 5, and consequently agrees upon any such breach or threatened breach to the granting of injunctive relief prohibiting the design, development, manufacture, marketing or sale of products and providing of services of the kind designed, developed, manufactured, marketed, sold or



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provided by UFP or its subsidiaries during the term of Advisor's relationship with UFP. Nothing contained in this Section 6 shall be construed as prohibiting UFP from pursuing, in addition, any other remedies available to it for such breach or threatened breach.

SECTION 7.  MISCELLANEOUS PROVISIONS.

         7.1 ASSIGNMENT. This Agreement shall not be assignable by either party, except by UFP to any subsidiary or affiliate of UFP (now or hereafter existing) or to any successor in interest to UFP's business, provided that in the case of assignment to an affiliate or subsidiary, UFP shall remain liable as a guarantor for any payments due to Advisor hereunder.

         7.2 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors, and assigns of the parties.

         7.3 NOTICE. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties at the address stated on the first page of this Agreement. The address of a party to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other party.

         7.4 LITIGATION EXPENSE. In the event of a default under this Agreement, the defaulting party shall reimburse the non-defaulting party for all costs and expenses reasonably incurred by the non-defaulting party in connection with the default, including without limitation reasonable attorney's fees. The non-defaulting party may seek reimbursement in a court of competent jurisdiction. Additionally, in the event a suit or action is filed to enforce this Agreement or with respect to this Agreement, the prevailing party or parties shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney's fees at the trial level and on appeal.

         7.5 WAIVER. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         7.6 APPLICABLE LAW. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Michigan.




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         7.7 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties pertaining to its subject matter, and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.


                                             UNIVERSAL FOREST PRODUCTS, INC.:


                                             By:
                                                -------------------------------

                                             By:
                                                -------------------------------



                                             ADVISOR:


                                             ----------------------------------
                                             Peter F. Secchia






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                                   ASSIGNMENT

         THIS ASSIGNMENT effective this 1st day of January, 2003, between SIBSCO, LLC, 220 Lyon Street NW, Suite 510, Grand Rapids, MI 49503 ("Assignee"), Peter F. Secchia, 2833 Bonnell SE, Grand Rapids, MI 49506 ("Assignor"), and Universal Forest Products, Inc., 2801 East Beltline NE, Grand Rapids, MI 49525 ("Company").

                                    Recitals

         WHEREAS, on December 31, 2002, Assignor and Company entered into a Consulting Agreement ("Agreement"), attached hereto as Exhibit "A," which is incorporated herein by reference. Assignor desires to assign and transfer the Agreement to Assignee, subject to Company approval; and

         WHEREAS, Assignee desires to accept said transfer upon the terms and conditions hereinafter set forth.

IT IS AGREED:

         1. Assignment. Assignor hereby sells, assigns, and transfers to Assignee all of Assignor's right, title, and interest to and under the Agreement. The assignment shall be effective January 1, 2003, herein the "Effective Date."

         2. Acceptance and Indemnification. Assignee hereby accepts the foregoing assignment and transfer, and promises to faithfully perform all covenants, stipulations, agreements, and obligations under the Agreement accruing on and after the Effective Date, or otherwise attributable to the period commencing on said date and continuing thereafter, and Assignor shall be responsible for the period thereto. Assignee shall indemnify and save Assignor harmless from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, and costs and expenses of every nature whatsoever which relate to the Agreement arising on or after the Effective Date. Assignor shall indemnify and save Assignee harmless from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, and costs and expenses of every nature whatsoever which relate to the Agreement arising prior to the Effective Date.

         3. Modification of Agreement. Other than as expressly provided herein, Company and Assignor may not change, modify, or amend the Agreement in any way.

         4. Consent of Company. Company hereby consents, as of the Effective Date, to the assignment of the Agreement by Assignor to Assignee, provided that Assignor must remain the managing principal of Assignee throughout the term of the Agreement. The Company hereby consents to a re-assignment, if desired, by Assignee back to Assignor

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during the term of the Agreement. The Agreement terms regarding the death or disability of Assignor shall survive the assignment.

         5. Acceptance of Agreement. Assignee hereby accepts the Agreement.

         6. Binding Effect. This Assignment shall be binding upon the successors and assigns of the parties. The parties shall execute and deliver such further and additional instruments, agreements, and other documents as may be necessary to evidence or carry out the provisions of this Assignment.

         7. Non-Waiver. No delay or failure by either party to exercise any right under this Assignment, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

         8. Governing Law. This Assignment shall be construed in accordance with and governed by the laws of the State of Michigan.

         9. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         10. Amendments. This Assignment may not be amended, modified, or terminated except by instrument, in writing, executed by the parties hereto.

SIBSCO, LLC (Assignee)                      Peter F. Secchia (Assignor)


By:
     -------------------------------        ------------------------------------

Its:
     -------------------------------


Universal Forest Products, Inc. (Company)


By:
    --------------------------------

Its:
     -------------------------------